EXHIBIT 10.5

SUBORDINATION AGREEMENT

July 27, 2016

Hillair Capital Investments LP

c/o Hillair Capital Management LLC

345 Lorton Avenue, Suite 660

Burlingame, CA 94010

Ladies and Gentlemen:

The undersigned lender (“Creditor”) (a) is a creditor of Soupman, Inc., (the “Company” and together with its subsidiaries, the “Borrowers”)), and (b) has entered into a Settlement Agreement with the Company, dated as of October 9, 2015 (the “Settlement Agreement”), with respect to which Settlement Agreement the Company is in default.  Creditor desires that Hillair Capital Investment LP (“Senior Lender”) extend and continue to extend such financial accommodations to the Borrowers as Borrowers may request and as the Senior Lenders may deem proper, and continue to extend such financial accommodations to the Borrowers (“Senior Loans”); provided that the maximum aggregate principal amount of Senior Loans subject to this letter agreement shall be $8 million.   For the purpose of inducing Senior Lenders to extend credit to the Borrowers and, at any time or from time to time, at Senior Lender’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of the Borrowers, or to purchase or extend credit upon any instrument or writing in respect of which the Borrowers may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Senior Lender may deem advisable (in each case subject to the $8 million limitation), Creditor agrees as follows:

1.

Any and all claims of Creditor against any Borrower, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing which Senior Lender may have against any Borrower with respect to the Senior Loan (including any claim by the Senior Lender for interest accruing after any assignment for the benefit of creditors by any Borrower or the institution by or against any Borrower of any proceedings under domestic or foreign bankruptcy code (or similar insolvency code), or any claim by Senior Lender for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings); provided, however, that Creditor’s right to receive from any Borrower the following payments with respect to the Settlement Agreement shall not be subject to this Agreement and the subordination to the claims of  the Senior Lender described above: (a) the payment of $250,000 concurrently with the extension of the Senior Loan to the Company (such payment being a condition precedent to the effectiveness of the subordination herein), (b) the payment of $100,000 on April 1, 2018, (c) the payment of $185,000 on April 1, 2019, and (d) commencing April 1, 2018 the monthly payments required to be made pursuant to the Settlement Agreement.  Creditor agrees not to convert or exchange any preferred stock or indebtedness of the Borrower held by it or otherwise receive shares of

Common Stock or any other property in satisfaction or partial satisfaction of any claim against any Borrower for an effective conversion or exchange price of less than the then Conversion Price of the Convertible Debentures forming part of the Senior Loan so long as any claim of Senior Lenders against any Borrower shall exist.

2.

Creditor agrees not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest or otherwise, with respect to any claim subordinated to Senior Lender hereunder, and not to sell, assign, transfer, pledge, hypothecate, or encumber the same, and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petition to commence any proceeding under any domestic or foreign bankruptcy code, nor to take any lien or security on any of a Borrower’s property, real or personal, with respect thereto, until all claims of Senior Lender against any Borrower with respect to the Senior Loan has been indefeasibly satisfied in full.

3.

In case of any assignment for the benefit of creditors by any Borrower or in case any proceedings under any domestic or foreign bankruptcy code are instituted by or against any Borrower, or in case of the appointment of any receiver for any Borrower's business or assets, or in case of any dissolution or winding up of the affairs of any Borrower:  (a) The Company and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Senior Lender the full amount of Senior Lender’s claims against any Borrower (including interest to the date of payment) before making any payment of principal or interest to Creditor, and insofar as may be necessary for that purpose, Creditor hereby assigns and transfers to the Senior Lender all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) Creditor hereby irrevocably constitutes and appoints Senior Lender Creditor’s true and lawful attorney to act in Creditor’s name and stead:  (i) to file the appropriate claim or claims on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Senior Lender elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditor, and to otherwise vote Creditor’s claim in respect of any indebtedness now or hereafter owing from any Borrower to Creditor in any manner the Senior Lender deems appropriate for its own benefit and protection.

4.

Senior Lender hereby is authorized by Creditor to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any existing or future claim of such Senior Lender against any Borrower, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Senior Lender may at its discretion determine, (e) release any Borrower or any guarantor of any indebtedness of any Borrower from liability, all without notice to Creditor and without affecting the subordination provided by this Agreement and (f) make any optional future advances to any Borrower (subject to the $8 million limitation); provided, however, in the event that (i) Borrower is in default under the Senior Loan and in default of the payments required under the Settlement Agreement with Creditor and permitted under Section 1 hereunder, and (ii) Senior Lender and Borrower agree to restructure or extend the Senior Loan, and (iii) as part of that restructuring or extension, Senior Lender receives a benefit beyond that to which it is entitled to under the then terms of the Senior Loan, then Creditor will receive the same benefit with respect to the amount of the indebtedness owed to Creditor at such time; provided, however, in no event shall the value of such benefit paid to the Creditor exceed the aggregate amount then owed to the Creditor pursuant to the Settlement Agreement. For example, if Senior Lender requires a higher interest rate than the interest rates currently provided for in the Senior Loan and in fact such higher interest rate is 20% higher than the current interest rates set forth in the Senior Loan (including the default interest rates), then Creditor will be entitled to receive a 20% increase in the interest rate due to Creditor under the Settlement Agreement.

5.

On request of Senior Lender, Creditor shall deliver to the Collateral Agent (as defined in the Security Agreement) the original of any promissory note or other evidence of any existing or future indebtedness of any Borrower to Creditor, and mark same with a conspicuous legend which reads substantially as follows:

“THIS PROMISSORY NOTE IS SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO HILLAIR CAPITAL INVESTMENTS LP AND ITS ASSIGNS, AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THAT CERTAIN SUBORDINATION AGREEMENT DATED JULY 27, 2016”

5.

In the event that any payment or any cash or noncash distribution is made to Creditor in violation of the terms of this Agreement, Creditor shall receive same in trust for the benefit of the Senior Lender, and shall forthwith remit it to Senior Lender in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Lender.

6.

Until all claims of Senior Lender against any Borrower with respect to the Senior Loan shall be paid in full, no gift or loan shall be made by any Borrower to Creditor, except with written permission of Senior Lender.

7.

For violation of this Agreement, Creditor shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation Senior Lender may, at its option, accelerate the maturity of any of its existing or future claims against any Borrower.

8.

This Agreement shall be binding upon the heirs, successors and assigns of Creditor, any Borrower and the Senior Lender.  This Agreement and any existing or future claim of Senior Lender against any Borrower may be assigned by Senior Lender, in whole or in part, without notice to Creditor or any Borrower.

9.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as follows:

If to Creditor:

Penny Fern Hart

c/o Tri-State Consumer Insurance Company

100 Jericho Quadrangle, Suite 124

Jericho, NY 11753

If to Senior Lender:

At the address set forth above.

Any notice or other communication required or permitted under this Agreement shall be in writing and shall be considered given when delivered personally, one business day after being sent by a major overnight courier specifying next business day delivery, or five days after being mailed by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be indicated in writing by either party to the other party in the manner provided herein for giving notice.

10.

This agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

11.

This agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

12.

The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

13.

Each of the parties hereto acknowledges that this agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Creditor:

/s/ Penny Fern Hart

Penny Fern Hart

Hillair Capital Investments L.P.

By: /s/ Sean M. McAvoy

Name and Title: Sean M. McAvoy

   Managing Member

   Hillair Capital Advisors LLC

Borrower:

Soupman, Inc.

By: /s/ Robert Bertrand

Name: Robert Bertrand

Title: President and Chief Financial Officer

To induce Creditor to enter into this Subordination Agreement, the undersigned, Soupman, Inc., hereby agrees to pay Creditor’s legal fees in connection with same up to a maximum of $15,000.

Soupman, Inc.

By: /s/ Robert Bertrand

     Robert Bertrand,

     President and CFO